Exhibit 10.8

Surrender of Shares and
Amendment No. 1 to the
Securities Subscription Agreement
This Surrender of Shares and Amendment No. 1 to the Securities Subscription Agreement (as defined below), dated October 31, 2024 (this “Agreement”), is made by and between Artius II Acquisition Inc., a Cayman Islands exempted company (the “Company”), and Artius II Acquisition Partners LLC, a Delaware limited liability company (the “Subscriber”).
WHEREAS, the Company and the Subscriber have entered into that certain Securities Subscription Agreement, dated as of July 31, 2024 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for an aggregate of 7,187,500 Class B ordinary shares, par value $0.0001 per share of the Company (“Class B Shares”), for an aggregate purchase price of $25,000, of which up to 937,500 of such Class B Shares are subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s initial public offering (the “IPO”) do not fully exercise their over-allotment option as described therein;
WHEREAS, the Subscriber desires to surrender for no consideration 1,437,500 Class B Shares, resulting in an aggregate of 5,750,000 Class B shares outstanding, of which up to 750,000 Class B Shares are intended to be subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s IPO do not fully exercise their over-allotment option as described in the Subscription Agreement;
WHEREAS, as a result of such surrender, the per-share purchase price will increase from approximately $0.003 per share to approximately $0.004 per share; and
WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the number of Class B Shares subject to forfeiture in connection with the IPO and the Subscriber desires to provide an irrevocable notice of surrender of certain Class B Shares to the Company.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.	Surrender of Shares.
(a)	The Subscriber hereby irrevocably surrenders to the Company for no consideration 1,437,500 Class B Shares.
(b)	The Subscriber confirms that the Company has not, as at the date of this letter, issued any share certificates to it.
2.
Amendment to Subscription Agreement. Section 3.1 of the Subscription Agreement is hereby amended by deleting the phrase “937,500 Shares” in its entirety and by substituting in lieu thereof the phrase “750,000 Shares”.

3.	Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.
4.
Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.
Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.
Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ARTIUS II ACQUISITION INC.

By:	/s/ Boon Sim
Name:	Boon Sim
Title:	Chief Executive Officer

ARTIUS II ACQUISTION PARTNERS LLC

By:	/s/ Boon Sim
Name:	Boon Sim
Title:	Managing Member

[Signature Page to Surrender of Shares and
Amendment No. 1 to the Securities Subscription Agreement]